EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2007 relating to the financial statements and financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Hartmarx Corporation's Annual Report on Form 10-K for the year ended November 30, 2006.

PricewaterhouseCoopers LLP

Chicago, Illinois
September 5, 2007